FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES, INC.
ANNOUNCES NEW CHIEF FINANCIAL OFFICER
AND CHIEF ACCOUNTING OFFICER

NEW YORK, December 12, 2000 - Wellsford Real Properties, Inc. (AMEX: "WRP") announced today that James J. Burns has been promoted to Chief Financial Officer from Chief Accounting Officer. Jeffrey Lynford, the former Chief Financial Officer will continue as Chairman of WRP. Additionally, Mark P. Cantaluppi, currently the Controller of WRP, has been promoted to Chief Accounting Officer to fill the position vacated by Mr. Burns.

WRP is a real estate merchant banking firm headquartered in New York City which acquires, develops, finances and operates real properties and organizes and invests in private and public real estate companies.

Press Contact:   Jeffrey H. Lynford
                        Chairman
                        Wellsford Real Properties, Inc.
                        (212) 838-3400